EXHIBIT 99.1

SCHMITT INDUSTRIES ANNOUNCES $2M STOCK REPURCHASE PLAN

PORTLAND, OR, December 3, 2019 – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced that its Board of Directors authorized a share repurchase plan (the “Plan”) to buy up to $2 million of its common stock. Schmitt intends to purchase shares from time to time through open market and private transactions in accordance with Securities and Exchange Commission rules. The Plan is authorized through December 16, 2020.

There is no guarantee as to the exact number of, or value of, shares that will be repurchased by Schmitt and the Company may discontinue repurchases at any time. The timing and amount of share repurchases under the Plan will depend on a number of factors, including Schmitt’s stock price performance, ongoing capital planning considerations, general market conditions, and applicable legal requirements.

About Schmitt Industries

Schmitt Industries, Inc., founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through its Acuity® and Xact® product lines.

Contact:

Schmitt Industries, Inc.

Michael R. Zapata

Chief Executive Officer

(503) 227-7908